Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-237773) and Form S-8 (Nos. 33-26694, 33-56557, 333-88391, 333-132061, 333-146849, 333-149206, and 333-161155) of our reports dated April 21, 2022, with respect to the consolidated financial statements of Constellation Brands, Inc. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Rochester, New York
April 21, 2022